Exhibit 10(c)

PricewaterhouseCoopers LLP 214 North Tryon Street Suite 3600 Charlotte, NC 28202 Telephone (704) 344 7500 Facsimile (704) 344 4100 www.pwc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 28 to the BlackRock Basic Value Principal Protected Fund of BlackRock Principal Protected Trust's Registration Statement on Form N-1A of our report dated February 25, 2009, except with respect to our opinion on the Consolidated Financial Statements insofar as it relates to the effects of changes in segments discussed in Note 22, for which the date is May 27, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bank of America Corporation's Form 8-K filed on May 27, 2009 for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers, LLP

Charlotte, North Carolina
October 26, 2009